UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2008

Hines Real Estate Investment Trust, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 1, 2008, Hines REIT 2800 Post Oak LP and Hines REIT 2800 P.O. Parcels LP,  wholly-owned subsidiaries of Hines REIT Properties, L.P. (the "Operating Partnership"), a subsidiary of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company"), acquired the following:

•	Williams Tower, a 64-story office building with an adjacent parking garage located in the Galleria/West Loop submarket of Houston, Texas;

•	a 47.8% undivided interest in a 2.8 acre park and waterwall adjacent to Williams Tower; and

•	a 2.3-acre land parcel located across the street from Williams Tower on Post Oak Blvd.

The balance of the undivided interest in the park and waterwall is owned by an affiliate of Hines Interests Limited Partnership (“Hines”). The seller, Transco Tower Limited, is not affiliated with the Company or its affiliates.

Williams Tower was constructed in 1982 and consists of approximately 1.5 million square feet of rentable area that is approximately 94% leased. Transcontinental Gas Pipe Line Corp, a natural gas pipe line operator, leases 250,001 square feet or approximately 16% of the building’s rentable area, under a lease that expires in March 2014 and contains options to renew for three additional five-year periods. Black Box Network Services (formerly known as NextiraOne, LLC), a telecommunications infrastructure provider, leases 186,777 square feet, or approximately 12% of the building’s rentable area, under a lease that expires in March 2009.  The remaining lease space is leased to 48 tenants, none of which leases more than 10% of the building’s rentable area.

Williams Tower is managed by Hines. In addition, the Company is headquartered in Williams Tower and Hines and its affiliates lease space in Williams Tower. In the aggregate, Hines and its affiliates lease 9% of the building’s rentable area.

The contract purchase price for Williams Tower was $271.5 million, exclusive of transaction costs, financing fees and working capital reserves. The acquisition was funded using proceeds from the Company's current public offering and borrowings under its revolving credit facility with KeyBank National Association.

In connection with the acquisition of this property, Hines REIT expects to pay its advisor, Hines Advisors Limited Partnership, an affiliate of Hines, approximately $1.4 million in cash acquisition fees. Likewise, the profits interest in the Operating Partnership owned by an affiliate of Hines will increase as a result of the acquisition.

The terms of the acquisition of Williams Tower are more fully set forth in the contract of sale between Transco Tower Limited and Hines REIT Properties L.P. dated March 18, 2008, which is incorporated by reference herein as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

On May 1, 2008, Hines issued a press release relating to Hines REIT's acquisition of Williams Tower. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

 (a) and (b) Financial Statements of Real Estate Property Acquired and Pro Forma Financial Information. To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than July 17, 2008.

(d) Exhibits:

10.1
Contract of Sale between Transco Tower Limited and Hines REIT Properties L.P. dated March 18, 2008 (filed as exhibit 10.95 to Post-Effective Amendment No. 10 to the Company's Registration Statement on April 14, 2008 and incorporated by reference herein).

99.1           Press Release of Hines dated May 1, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

May 1, 2008	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1
Contract of Sale between Transco Tower Limited and Hines REIT Properties L.P. dated March 18, 2008 (filed as exhibit 10.95 to Post-Effective Amendment No. 10 to the Company's Registration Statement on April 14, 2008 and incorporated by reference herein).

99.1	Press Release of Hines dated May 1, 2008